[Note: Asterisks denote material omitted that has been separately filed with the SEC pursuant to a request for confidential treatment.]

                                                                   EXHIBIT 10.40


                            TOLL CONVERSION AGREEMENT


         This Toll Conversion Agreement dated as of June 29, 2001 (this "Agreement"), is made between ENRON GAS LIQUIDS, INC., a Delaware corporation ("EGLI"), and EOTT ENERGY LIQUIDS, L.P., a Delaware limited partnership ("EOTT").

         WHEREAS, EGLI either owns, or intends to purchase from third parties, methanol, normal butane, natural gas, and Isobutane Return Stream (as hereinafter defined) (collectively, "Feedstocks") in accordance with Section 5.1; and

         WHEREAS, EGLI requires the conversion of such Feedstocks to (i) methyl tertiary butyl ether ("MTBE"), (ii) isobutylene and isobutane ("Isobutylene Mix"), (iii) mixed butane ("Regen Mix"), (iv) propane and propylene mix ("PP Mix") and other liquid petroleum gas mix ("LPG Mix") (MTBE, Isobutylene Mix, Regen Mix, PP Mix, and LPG Mix are collectively referred to herein as "Products" and Regen Mix, PP Mix, and LPG Mix are referred to herein as the "By-Products"); and

         WHEREAS, EOTT has equipment, processing capacity, and the ability to otherwise cause the conversion of Feedstocks to Products through contract or otherwise, and special knowledge and ability concerning the conversion of Feedstocks to Products; and

         WHEREAS, EGLI intends to receive, deliver, and store such Feedstocks and Products under the Storage Agreement entered into with EOTT in connection with this Agreement described below as part of an integrated transaction;

NOW, THEREFORE, for the consideration and pursuant to the mutual covenants hereinafter set forth, EGLI and EOTT ("Parties", each a "Party") agree as follows:

1. Definitions.

1.1. As used herein, the following terms shall have the meanings ascribed to them:

"Adjusted Conversion Fee" has the meaning specified in Section 10.2.

"Agreement" has the meaning specified in the preamble.

 "Bankruptcy Proceeding" means with respect to a Party or entity, such Party or entity (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation; (v) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official for it or for all or substantially all its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration, or other legal process levied, enforced, or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed, or restrained, in each case within thirty (30) days thereafter; (viii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vii) (inclusive); or (ix) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

         "Business Day" means a day on which the national banks in Houston, Texas, are open for the transaction of normal banking business; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Houston time.

         "By-Products" has the meaning specified in the recitals.

         "Contract Year" means the period from July 1, 2001, through June 30, 2002, and the successive periods of one (1) year beginning and ending on the respective anniversaries of such dates.

         "Conversion Fee" means, for any date of determination, the applicable conversion fee per MTBE Equivalent Gallon set forth below:

                         Date                           Conversion Fee ($)
                         ----                           ------------------
             Jul. 1, 2001 - Dec 31, 2002                     [*****]
             Jan. 1, 2003 - Dec 31, 2003                     [*****]
             Jan. 1, 2004 - Dec 31, 2004                     [*****]
             Jan. 1, 2005 - Dec 31, 2005                     [*****]
             Jan. 1, 2006 - Dec 31, 2006                     [*****]
             Jan. 1, 2007 - Dec 31, 2007                     [*****]
             Jan. 1, 2008 - Dec 31, 2008                     [*****]
             Jan. 1, 2009 - Dec 31, 2009                     [*****]
             Jan. 1, 2010 - Dec 31, 2010                     [*****]
             Jan. 1, 2011 - June 30, 2011                    [*****]

          "Costs" means any brokerage fees, commissions, and other transactional costs and expenses reasonably incurred by the Non-Defaulting Party as a result of entering into new arrangements to replace this Agreement, and Legal Costs incurred by the Non-Defaulting Party.

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         "Credit Rating" means, with respect to any person and on any date of determination, ratings then assigned by Standard & Poor's or Moody's to such person's unsecured, senior long-term debt or deposit obligations (not supported by third party credit enhancement).

         "Delivery Point" means, for any calendar quarter, the applicable point of delivery for any Feedstock or Products as selected by EOTT or EGLI in accordance with Section 4.2 from those set forth below:

                  For methanol being delivered to EOTT, the Delivery Point shall be either (a) Morgan's Point or (b) a delivery point agreed to by the Parties at Houston/Texas City;

                  For natural gas being delivered to EOTT, the Delivery Point shall be either (a) the point of interconnection between EGLI's delivery pipeline and EOTT's receiving pipeline at Morgan's Point or
         (b) a delivery point agreed to by the Parties at the Houston Ship Channel;

                  For normal butane being delivered to EOTT, the Delivery Point shall be either (a) the point of interconnection between EGLI's delivery pipeline and EOTT's receiving pipeline at Morgan's Point, or
         (b) a delivery point agreed to by the Parties at Mont Belvieu;

                  For Isobutane Return Stream being delivered to EOTT, the Delivery Point shall be either (a) a point of interconnection with a receiving pipeline of EOTT's at Morgan's Point, or (b) a delivery point agreed to by the Parties at Houston/Texas City;

                  For MTBE being delivered to EGLI, the Delivery Point shall be either (a) Morgan's Point or (b) a delivery point agreed to by the Parties at Houston/Texas City;

                  For Isobutylene Mix being delivered by EOTT on behalf of EGLI, the Delivery Point shall be either (a) a point of interconnection with a delivery pipeline of EOTT's at Morgan's Point, or (b) a delivery point agreed to by the Parties at Mont Belvieu.

                  For LPG Mix being delivered to EGLI, the Delivery Point shall be either (a) the point of interconnection between EOTT's delivery pipeline and EGLI's receiving pipeline at Morgan's Point, or (b) a delivery point agreed to by the Parties at Mont Belvieu.

                  For PP Mix being delivered to EGLI, the Delivery Point shall be either (a) Morgan's Point, or (b) a delivery point agreed to by the Parties at Houston/Texas City.

                  For Regen Mix being delivered to EGLI, the Delivery Point shall be either (a) the point of interconnection between EOTT's delivery pipeline and EGLI's receiving pipeline at Morgan's Point, or
         (b) a delivery point agreed to by the Parties at Mont Belvieu.

         "EGLI" has the meaning specified in the preamble.

         "EGLI Guarantor" means Enron Corp.

         "EGLI Guaranty" means the Guaranty dated as of June 29, 2001, made in favor of EOTT by the EGLI Guarantor guaranteeing the obligations of EGLI under this Agreement and the Storage Agreement.

         "EGLI Payment Limit" has the meaning specified in Section 13.2(b).

         "EOTT" has the meaning specified in the preamble.

         "EOTT Excess Fee" has the meaning specified in Section 12.

         "EOTT Guarantor" means EOTT Energy Operating Limited Partnership.

         "EOTT Guaranty" means the Guaranty dated as of June 29, 2001, made in favor of EGLI by the EOTT Guarantor guaranteeing the obligations of EOTT under this Agreement and the Storage Agreement.

         "EOTT Payment Limit" has the meaning specified in Section 13.2(a).

         "Early Termination Date" has the meaning specified in Section 13.1.

         "Excess Conversion Fee" means $[*****] per MTBE Equivalent Gallon.

         "Excess Fee" has the meaning specified in Section 12.

         "Excess Production Period" means each of (a) the period from July 1, 2001, to June 30, 2005, (b) the period from July 1, 2005, to June 30, 2008, and
(c) the period from July 1, 2008, to June 30, 2011.

         "Excess Products" has the meaning specified in Section 12.

         "Event of Default" has the meaning specified in Section 13.1.

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         "Feedstock Market Price" means, for any Feedstock and for any calendar quarter of determination, a price per gallon, or in the case of natural gas, a price per MMBtu, equal to the arithmetic average of the midpoint prices published as follows for each day of publication during such calendar quarter, or if any applicable report is no longer published, another industry publication mutually agreed to by the Parties:

                  With respect to methanol, ICIS-LOR Group LTD.s Methanol Price Report in the section under Methanol (US Gulf) Contract Prices (FOB) - "Barge" (cts/gal) (rounded to four (4) decimal places);

                  With respect to natural gas, Inside FERC, Houston Ship Channel Large Package; and

                  With respect to normal butane, the Oil Price Information Service (OPIS), non-TET Average Spot Prices for normal butane.

         "Feedstocks" has the meaning specified in the recitals.

         "Gains" means, with respect to a Party, an amount equal to the present value of the economic benefit, if any, (exclusive of Costs) to it resulting from the termination of its obligations under this Agreement, determined in a commercially reasonable manner.

         "Interest Rate" means, for any date, the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under "Money Rates" plus two percent (2.00%); provided the Interest Rate shall never exceed the maximum rate allowed by applicable law.

         "Isobutylene Mix" has the meaning specified in the recitals.

         "Isobutane Return Stream" means the stream of isobutane meeting the specifications on Schedule A which EGLI causes to be delivered to EOTT at the applicable Delivery Point.

         "LPG Mix" has the meaning specified in the recitals.

         "Legal Costs" means, with respect to a Party, the reasonable out-of-pocket expenses incurred by it, including legal fees, by reason of the enforcement and protection of its rights under this Agreement.

         "Losses" means, with respect to a Party, an amount equal to the present value of the economic loss, if any, (exclusive of Costs) to it resulting from the termination of its rights under this Agreement, determined in a commercially reasonable manner.

         "MTBE" has the meaning specified in the recitals.

         "MTBE Equivalent Gallon" means (a) for MTBE, 1.00 gallons, and (b) for isobutylene contained in the Isobutylene Mix, .7874 gallons.

         "MTBE Market Price" means, for any calendar quarter of determination, a price per gallon equal to the arithmetic average of the midpoint US Gulf Coast, Waterborne, MTBE, as published in Platt's Oilgram Price Report for each issue during such calendar quarter, or if such report is no longer published, another industry publication mutually agreed to by the Parties.

         "Minimum Quarterly Conversion" means, for any calendar quarter, the amount of MTBE Equivalent Gallons for such calendar quarter listed on Schedule C attached hereto.

         "Moody's" means Moody's Investors Service, Inc.

         "Morgan's Point" means EOTT's facility adjacent to the Houston Ship Channel in LaPorte and Morgan's Point, Texas.

         "New Agreement" has the meaning specified in Section 10.1.

         "New Agreement EPC Proposal" has the meaning specified in Section 10.1.

         "New Agreement Effective Date" has the meaning specified in Section
10.2.

         "New Agreement Notification" has the meaning specified in Section 10.1.

         "New Feedstocks" has the meaning specified in Section 10.1.

         "New Products" has the meaning specified in Section 10.1.

         "Non-Conforming Products" has the meaning specified in Section 9.

         "Non-Defaulting Party" has the meaning specified in Section 13.1.

         "PP Mix" has the meaning specified in the recitals.

         "Party" has the meaning specified in the recitals.

         "Permitted Product Quality Reduction" has the meaning specified in
Section 5.1.

         "Products" has the meaning specified in the recitals; provided, however, that By-Products shall be excluded from all calculations regarding Products hereunder, except to the extent such calculations expressly reference and require the inclusion of By-Products.

         "Regen Mix" has the meaning specified in the recitals.

         "Rules" has the meaning specified in Section 20.2.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Storage Agreement" means the Mont Belvieu Storage Capacity Purchase Agreement dated as of June 29, 2001, between EGLI and EOTT.

         "Term" has the meaning specified in Section 3.

         "Transaction Agreement" means this Agreement, the Storage Agreement, the EOTT Guaranty, and the EGLI Guaranty.

         "Unacceptable EGLI Credit Rating" means, with respect to EGLI Guarantor, a Credit Rating of BB+ or lower by Standard & Poor's and Ba1 or lower by Moody's.

         "Unacceptable EOTT Credit Rating" means, with respect to EOTT Guarantor, a Credit Rating of B+ or lower by Standard & Poor's and B1 or lower by Moody's.

         "Vessel" means any barge, tow, ship, or tanker, collectively.

         "Yield Factor" means, for each Feedstock, the amount of such Feedstock required to be provided under Section 5.2 for conversion into one gallon of MTBE.

1.2. Other terms may be defined elsewhere in this Agreement and shall have the meaning indicated throughout this Agreement.

2. Representations. Each Party represents and warrants to the other that (a) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate or other organizational action on its part and do not violate or conflict with any law applicable to it, its organizational documents, or any order or judgment of a court or other agency of government applicable to it or its assets; (b) its obligations under this Agreement are, subject to applicable insolvency and bankruptcy laws and general principles of equity, legally valid and binding obligations, enforceable in accordance with the terms of this Agreement; and (c) it has obtained, or will have obtained before any impairment in its capacity to perform hereunder, all necessary governmental and other third party permits, approvals, and licenses required in connection with the execution, delivery, and performance of this Agreement.

3. Term. Unless extended pursuant to Section 10, the term of this Agreement shall be ten (10) Contract Years from July 1, 2001, through June 30, 2011 ("Term").

4. Nomination; Delivery Points.

         4.1. At least 30 days prior to the start of any calendar quarter, EGLI shall communicate to EOTT its preliminary estimate of nominations for the upcoming calendar quarter. At least 5 days prior to the start of any calendar month, EGLI shall nominate in writing to EOTT the amount of Feedstocks, if any, to be converted to Products (other than Regen Mix and LPG Mix) during such calendar month, the mix of such Products for such conversion, and the anticipated schedule for such conversion, provided that, without the consent of EOTT, (a) the mix of such Products from the conversion may not be less than 85% MTBE (or 78% MTBE to the extent that Isobutane Return Stream is provided as a Feedstock), (b) if there is any nomination, the nominated amount of Feedstocks for such calendar month shall be at least 504,000 MTBE Equivalent Gallons of Products, and (c) the nominated amount of Feedstocks for such calendar month shall result in a daily average conversion of not to exceed 693,000 MTBE Equivalent Gallons of Products per day. During any calendar month, EGLI may from time to time adjust its nomination and EOTT shall use all reasonable efforts to accommodate any such adjustments.

         4.2. Within 2 days after the nomination of an amount of Products by EGLI under Section 4.1, and after consultation with EGLI, EOTT shall select the applicable Delivery Points for all Feedstocks and Products except for Isobutylene Mix. Within 5 days after such selection, EGLI shall select the applicable Delivery Point for Isobutylene Mix and Isobutane Return Stream. The Parties shall cooperate to schedule deliveries of Feedstocks and Products for such calendar quarter.

5. Supply of Feedstocks.

         5.1. (a) To the extent EGLI requests conversion of Feedstocks to Products hereunder, EGLI shall make all commercially reasonable efforts to deliver Feedstocks on a reasonably uniform and consistent basis at the applicable Delivery Point throughout each calendar month, and EGLI and EOTT will coordinate to schedule the delivery of the Feedstocks in accordance with the procedures and limitations of the relevant pipeline transporter(s) and loading and unloading facilities. Notwithstanding the foregoing, if during any calendar month the nominated amount of Feedstocks would result in a daily average delivery of Products by EOTT to EGLI of less than 504,000 MTBE Equivalent Gallons of Products per day, EOTT shall provide to EGLI a commercially reasonable schedule for the delivery during such calendar month of the nominated Feedstocks.

         (b) With respect to deliveries of methanol, EOTT shall promptly notify EGLI when the supply of methanol readily available for delivery falls below 300,000 gallons at the applicable Delivery Points, and to the extent EGLI is then requiring conversion of Feedstocks into Products by EOTT under this Agreement, EGLI shall use commercially reasonable efforts to maintain at least 210,000 gallons of methanol readily available for delivery. If EOTT has provided such notice to EGLI and EGLI nevertheless fails to maintain at least 210,000 gallons of methanol readily available for delivery, then, to the extent, but only to the extent, EOTT cannot convert Products as required by EGLI in accordance with this Agreement as a direct result of an inadequate supply of methanol, EOTT shall not be required to pay liquidated damages under Section
11.3 for the shortfall in Products caused thereby.

         (c) With respect to deliveries of normal butane, EOTT shall promptly notify EGLI when the supply of normal butane readily available for delivery falls below 900,000 gallons at the applicable Delivery Points, and to the extent EGLI is then requiring conversion of Feedstocks into

Products by EOTT under this Agreement, EGLI shall use commercially reasonable efforts to maintain at least 630,000 gallons of normal butane readily available for delivery. If EOTT has provided such notice to EGLI and EGLI nevertheless fails to maintain at least 630,000 gallons of normal butane readily available for delivery, then, to the extent, but only to the extent, EOTT cannot convert Products as required by EGLI in accordance with this Agreement as a direct result of an inadequate supply of normal butane and Isobutane Return Stream, EOTT shall not be required to pay liquidated damages under Section 11.3 for the shortfall in Products caused thereby.

         (d) All Feedstocks delivered to EOTT for conversion hereunder shall meet the applicable Feedstocks specifications set forth on Schedule A attached hereto; provided however, if any Feedstocks do not conform to such specifications, EOTT shall promptly notify EGLI of such non-conformity and if so requested by EGLI and allowed by regulation and law, shall convert such Feedstocks to Products as commercially reasonable in accordance with this Agreement. EOTT shall not be liable for any reduction in the quality of the Products converted from such non-conforming Feedstocks, or for any contamination of other Products, to the extent, but only to the extent, the reduction in quality or contamination was caused by the non-conformity of the Feedstocks (such permitted reduction in quality or excused contamination of other Products being a "Permitted Product Quality Reduction"). Notwithstanding the foregoing, EOTT shall not be obligated to accept and convert non-conforming Feedstocks if the conversion of such non-conforming Feedstocks would damage a facility where the conversion will occur or would be in violation of any applicable regulation or law. If EOTT properly rejects any Feedstocks for such reason, then EOTT's sole and exclusive remedy shall be to return such Feedstocks to EGLI at EGLI's expense. EGLI shall not be liable for any claim regarding the quality or quantity of any Feedstocks delivered or for any claim for damage to any facility where the conversion occurs based upon the characteristics of the Feedstocks, unless such claim has been submitted by EOTT to EGLI in writing, including supporting documentation and reasonable details of the facts on which the claim is based, within 90 days from the date of the certificate of quantity and quality, certificate of pumping, confirmation of transfer, bill of lading, or other document as appropriate to the specified delivery method. Should EOTT fail to submit such claim or provide such documentation and details within this time period, then such failure shall be deemed a waiver by EOTT of any claim and any liability of EGLI for any such claim shall automatically be extinguished. Nothing in this Section shall be deemed to impair EGLI's right to provide substitute conforming Feedstocks for any non-conforming Feedstocks identified by EOTT.

         5.2. With respect to the supply of Feedstocks:

                  (a) For each gallon of MTBE that EGLI requests from EOTT hereunder, EGLI shall make available to EOTT at the applicable Delivery Point for conversion [*****] gallons of normal butane and [*****] gallons of methanol.

                  (b) For each gallon of isobutylene that EGLI requests from EOTT hereunder, EGLI shall make available to EOTT at the applicable Delivery Point for conversion [*****] gallons of normal butane. For amounts Isobutylene Mix (other than isobutylene)

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         that EGLI requests from EOTT hereunder, EGLI shall make available to EOTT at the applicable Delivery Point for conversion [*****] of normal butane (or Isobutane Return Stream).

                  (c) For every gallon of Regen Mix that EGLI is required to take from EOTT hereunder in accordance with Section 6.2, EGLI shall make available to EOTT at the applicable Delivery Point for conversion [*****] of normal butane.

                  (d) For each amount of PP Mix that EGLI requests from EOTT hereunder, EGLI shall make available to EOTT at the applicable Delivery Point for conversion [*****] of natural gas, on an MMBtu basis.

                  (e) Regardless of the amount of Products that EGLI requests from EOTT hereunder, EGLI shall supply to EOTT [*****] MMBtus of natural gas each day during the term of this Agreement. For each MTBE Equivalent Gallon of MTBE or isobutylene in excess of the Minimum Quarterly Conversion that EGLI requests from EOTT hereunder, EGLI shall make available to EOTT at the applicable Delivery Point for conversion an additional [*****] MMBtus of natural gas.

         Except as specified above, EGLI shall not be required to supply any Feedstocks in order to receive Products requested from EOTT hereunder, including By-Products.

         5.3. To the extent EOTT needs Feedstocks in excess of the amounts required under Section 5.2 in order to convert and make available the amount of Products as required by EGLI in accordance with this Agreement, EOTT may (a) purchase additional Feedstocks for its own account and provide Products as required hereunder, (b) to the extent made available by EGLI, use such additional Feedstocks and pay to EGLI in accordance with Section 11.4(b) an amount equal to the amount of such additional Feedstocks multiplied by the applicable Feedstock Market Price for such Feedstocks (and EGLI shall be deemed to have made additional Feedstocks available to EOTT to the extent EGLI delivers such Feedstocks to or stores such Feedstocks with EOTT, unless EGLI notifies EOTT otherwise), or (c) to the extent additional Feedstocks are not converted to provide the required amount of Products, pay liquidated damages for failure to deliver Products in accordance with Section 11.3. To the extent EOTT converts and makes available the amount of Products as required by EGLI in accordance with this Agreement and utilizes less Feedstocks than EGLI is required by
Section 5.2 to make available to EOTT for such conversion, EGLI shall pay to EOTT an amount equal to the amount of Feedstocks required to be made available but not utilized by EOTT in converting the amount of Products required by EGLI in accordance with this Agreement multiplied by the applicable Feedstock Market Price for such Feedstocks. Nothing in this Section 5.3 shall obligate EGLI to make available to EOTT Feedstocks in an amount greater than the amounts required by Section 5.2.

6. Conversion of Feedstocks and Supply of Products.

         6.1 Subject to timely delivery of the required amount and type of Feedstocks by EGLI, EOTT shall convert the Feedstocks and deliver Products (other than By-Products) as requested

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

by EGLI. EOTT shall also deliver or cause to be delivered to EGLI all available By-Products created in connection with the conversion of other Products.

         6.2. EOTT shall make all reasonable efforts to receive Feedstocks and deliver Products on a reasonably uniform and consistent basis at the applicable Delivery Point throughout each calendar month as reasonably requested by EGLI. EGLI shall make all commercially reasonable efforts to receive Products, including By-Products, on a reasonably uniform and consistent basis at the applicable Delivery Point throughout each calendar month. In each case EGLI and EOTT will coordinate to schedule the delivery and receipt of the Feedstocks and Products in accordance with the procedures and limitations of the relevant pipeline transporter(s) and loading and unloading facilities. EOTT represents and warrants that all Products delivered by EOTT hereunder shall meet the applicable Products specifications as set forth on Schedule B attached hereto, subject to any Permitted Product Quality Reduction in accordance with Section 5.1.

         6.3. Performance by EOTT pursuant to this Agreement shall include the supply of such proper and safe storage facilities, labor, laboratory testing, auxiliary and technical servicing, and other commercially reasonable services as reasonably necessary or advisable in connection with this Agreement.

         6.4. Without limiting the obligation of EGLI to pay the Conversion Fee and any other fees expressly set forth in this Agreement, EOTT acknowledges and agrees that EGLI shall not be responsible for any costs whatsoever associated with EOTT's conversion of Feedstocks to Products or other delivery of Products as required hereunder.

7. Delivery, Risk of Loss, and Title.

         7.1. All quantities of Feedstocks and Products shall be delivered by the delivering Party to the applicable Delivery Point without delivery cost to the receiving Party under this Agreement.

         7.2. Each Party represents and warrants that any Feedstocks and Products delivered and received hereunder shall be delivered and received in full compliance with all applicable federal and state laws, rules, and regulations.

         7.3. For the purposes of Section 7.4, risk of loss shall pass from EGLI to EOTT on Feedstocks delivered by EGLI (a) in the case of delivery by pipeline, when the Feedstocks are delivered to the first flange of the EOTT's receiving pipelines at the applicable Delivery Point; and (b) in the case of delivery by Vessel, at the outlet flange of the storage tank at the applicable Delivery Point from which such Feedstocks are unloaded from the Vessel. Risk of loss shall remain with EOTT on all goods in process and Products resulting from Feedstocks until risk of loss on Products passes to EGLI. Risk of loss shall pass from EOTT to EGLI on Products delivered by EOTT (x) in the case of delivery by pipeline, when the Products are delivered to the first flange of EGLI's receiving pipelines at the applicable Delivery Point; and (y) in the case of delivery to Vessel, at the outlet flange of the storage tank at the applicable Delivery Point from which such Products are loaded onto the Vessel.

         7.4 In the event that any Feedstocks, goods-in-process resulting therefrom, or Products are lost, damaged, destroyed, or otherwise do not result in Products delivered by EOTT to EGLI in accordance with this Agreement while risk of loss is held by EOTT, whether by processing inefficiency, casualty, force majeure, or otherwise, EOTT shall either (a) replace such Feedstocks (including by purchasing additional Feedstocks from EGLI in accordance with Section 5.3), goods-in-process resulting therefrom, or Products at EOTT's expense and deliver Products in accordance with this Agreement, or (b) pay liquidated damages for failure to deliver Products in accordance with Section
11.3. Notwithstanding the foregoing, EOTT shall have no obligation to pay over to EGLI any insurance proceeds received by EOTT.

         7.5. Title and Security Interest.

         (a) Notwithstanding the passage of risk of loss and EOTT's possession of Feedstocks, goods-in process resulting therefrom, and Products, EOTT recognizes and acknowledges that title to all of the same remains at all times with EGLI. Notwithstanding the foregoing, however, if title to any Feedstocks, goods-in-process resulting therefrom, or Products is recharacterized as having been transferred to EOTT, EGLI and EOTT agree that all such Feedstocks, goods-in-process resulting therefrom, and Products are subject to the security interest granted by EOTT to EGLI pursuant to paragraph (b) below. Any such recharacterization shall be ignored for the purposes of Section 19 on taxes for the period that such recharacterization remains in effect (but shall not be ignored if the Parties made a true sale of such Feedstocks, goods-in-process resulting therefrom, and Products).

         (b) As security for the obligations of EOTT hereunder and under the Storage Agreement, together with any increases, extensions, and rearrangements of such obligations, EOTT hereby grants to EGLI a first priority security interest in all of EOTT's present and future right, title, and interest in and to the following collateral: (i) all Feedstocks, goods-in-process resulting therefrom, and Products, and all ethane, natural gasoline, and liquid petroleum gases, in either case owned by EOTT (including any of the same deemed owned by EOTT as a result of the same being recharacterized as property of EOTT), (ii) all payments under any insurance, indemnity, warranty, or guaranty of or for the foregoing, (iii) all books and records of EOTT relating to the foregoing (including hardware and software), and (iv) all products thereof. In connection with the foregoing, EOTT shall execute, deliver, and file such financing statements pursuant to the Uniform Commercial Code and take such other actions as are reasonably requested by EGLI and necessary to perfect the foregoing interest. EOTT shall not grant or permit any other security interest, lien, or any other encumbrance to attach to or be filed against any of the foregoing collateral, and EOTT hereby waives any warehouseman's or similar liens it may have, whether now or hereafter arising on such collateral.

         (c) Upon any Event of Default by EOTT hereunder, and also upon termination of this Agreement by either party, EGLI may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable laws. Such remedies shall be cumulative with all other remedies of EGLI hereunder or under any other agreements with EOTT and no delay in enforcing the foregoing shall act as a waiver of EGLI's rights hereunder or thereunder.

         (d) Provided that EOTT complies with the foregoing and does not impair EGLI's title to Feedstocks, goods-in process resulting therefrom, or Products, EOTT shall have the right to effectuate conversion of EGLI's Feedstocks at third party facilities, but use of such third party facilities shall not release EOTT from any of its obligations hereunder. Further, in the event that EOTT can not convert or can not cause the conversion of Feedstocks into Products, EOTT may, with EGLI's consent, which shall not be unreasonably withheld, sell the applicable amount of Feedstocks required for conversion into Products hereunder and purchase such Products on the open market for delivery to EGLI for the purposes of complying with EOTT's obligations under this Agreement.

8. Measuring Quantity and Quality.

         8.1. Inspector. EOTT shall appoint a licensed independent inspector, reasonably acceptable to EGLI, to verify the quantity of all Feedstocks and Products delivered at the applicable Delivery Point. The total cost of such independent inspector at the applicable Delivery Point shall be shared equally between EOTT and EGLI. The quality of all Feedstocks and Products shall be tested by EOTT at EOTT's expense and the results of such testing shall be delivered to EGLI within five (5) days of discharge or delivery and shall be final and binding on both EOTT and EGLI, absent fraud or manifest error. Should either Party reasonably request any additional testing of quality by an independent third party, the cost of such independent testing shall be borne by the requesting Party.

         8.2. Standards. All measurements and tests for quantity and quality shall be made in accordance with the standard measuring, sampling, and other testing procedures in effect for such Feedstocks and Products at the Delivery Point at the time of delivery. Volumes shall be corrected to 60 degrees Fahrenheit and converted into gallons in accordance with the latest ASTM-IP test methods and the latest edition of API volume correction factors then in effect. Both Parties may have a representative present at the applicable Delivery Point to witness all measurements and tests.

         8.3. Quantity. With respect to Feedstocks delivered by Vessel and Products delivered to Vessel, the independent inspector shall gauge and record inactive shore tank measurements immediately before and immediately after the unloading of Feedstocks or the loading of Products to determine the volume unloaded or loaded (adjusted for slack volume in shorelines, if any), or by meters, if meters are available. With respect to Feedstocks or Products delivered by pipeline, the volume delivered will be determined through meters or by measuring storage tanks from or to which delivery is made.

         8.4. Quality. With respect to Feedstocks delivered by Vessel, representative samples will be drawn from either the unloading line or from the Vessel from which delivery is made. With respect to Products delivered to Vessel, representative samples will be drawn either from the loading line or from the shore tanks from which delivery is made. With respect to Feedstocks or Products delivered by pipeline, representative samples will be drawn either from the delivery line or from the storage tanks from which delivery is made.

         8.5. Products Claims. With respect to the delivery of Products, including Products converted from non-conforming Feedstocks in accordance with
Section 5.1, EOTT shall not be liable for any claim regarding the quality or quantity of any Products delivered, unless such claim has been submitted by EGLI to EOTT in writing, including supporting documentation and reasonable details of the facts on which the claim is based, within 90 days from the date of the certificate of quantity and quality, certificate of pumping, confirmation of transfer, bill of lading, or other document as appropriate to the specified delivery method. Should EGLI fail to submit such claim or provide such documentation and details within this time period, then such failure shall be deemed a waiver by EGLI of any such quantity or quality claim and any liability of EOTT for any such claim shall automatically be extinguished.

         9. Rejection Rights. If EOTT delivers to EGLI Products that do not conform to the quality specifications set forth on Schedule B or, with respect to Products subject to a Permitted Product Quality Reduction in accordance with
Section 5.1, to such quality specifications as are required therefor, or are otherwise defective (the "Non-Conforming Products"), EGLI shall be entitled to request a reduction in the Conversion Fee applicable to such Non-Conforming Products by an amount that reflects the decreased value of such Non-Conforming Products, as agreed to by the Parties. If the Parties are unable to agree to the amount of such reduction within 48 hours after EGLI's request for such reduction, no reduction in Conversion Fees shall be effected but at the close of the applicable calendar quarter, EGLI shall be entitled to payment by EOTT of liquidated damages in an amount determined by the following formula:

         Liquidated Damages for Non-Conforming Productsq = NCPq x MTBEMPq - RVq

         Where:

         NCPq              =        The quantity of Non-Conforming Products in
                                    MTBE Equivalent Gallons for which a
                                    reduction in Conversion Fees was not agreed to during calendar quarter q (expressed in gallons)

         MTBEMPq           =        The MTBE Market Price for calendar quarter q
                                    (expressed in $ per gallon)

         RVq               =        The Resale Value for the Non-Conforming
                                    Products for which a reduction in Conversion
                                    Fees was not agreed to during calendar
                                    quarter q, if any, which was actually
                                    obtained or could have been obtained by EGLI upon resale to third parties at any time selected by EGLI during calendar quarter q, as determined by EGLI in a commercially reasonable manner (expressed in $)

(For purposes of illustration only, a sample calculation is provided on Schedule D attached hereto.)

         Notwithstanding the foregoing, EGLI shall not be obligated to accept Non-Conforming Products if such Non-Conforming Products would damage any facilities that would transport, store, or use such Products, unless such Non-Conforming Products directly result from the conversion of non-conforming Feedstocks which EGLI requires EOTT to convert in accordance with Section 5.1. If EGLI properly rejects any Products for such reason, then EOTT, after discussion with EGLI, shall dispose of such Products at EOTT's expense and shall pay any liquidated damages for failure to convert Products in accordance with
Section 11.3 and any payments for additional Feedstocks in accordance with
Section 5.3.

10. Option for Conversion of other Products.

         10.1. At any time during this Agreement, EGLI shall have the option to require EOTT, subject to the terms below, to enter into an amendment and restatement of this Agreement providing for an adjustment of the Products to isooctane, isobutylene, isobutane or any other set of products (the "New Products") that EGLI may reasonably request and a corresponding change in Feedstocks (the "New Feedstocks"). To the extent owned by EOTT, EGLI shall have the right to access Morgan's Point to determine whether or not to exercise the option and conduct preliminary engineering regarding the same. Upon notification to EOTT of EGLI's intent to exercise this option (the "New Agreement Notification"), an independent engineering firm, mutually agreed to by the Parties, will be appointed to prepare a turnkey construction contract bid containing market based commercially reasonable performance guarantees to convert Morgan's Point or another facility mutually agreed to by the Parties (the "New Agreement EPC Proposal") and the parties will prepare an amendment and restatement of this Agreement (the "New Agreement") subject to the terms below. If during any calendar quarter between the New Agreement Notification and the New Agreement Effective Date, as defined below, EOTT is unable to deliver an amount of Products at least equal to the Minimum Quarterly Conversion under this Agreement, and such failure is due to events caused by EGLI's exercise of its option, then EGLI shall nevertheless be required to pay to EOTT for such calendar quarter the Conversion Fee for an amount of Products equal to the applicable Minimum Quarterly Conversion.

         10.2. The Conversion Fee under the New Agreement will be adjusted (the "Adjusted Conversion Fee") to be effective as of the date of first delivery of the New Feedstocks to EOTT, as mutually agreed to by the Parties (the "New Agreement Effective Date"). The Adjusted Conversion Fee will be a stated amount calculated to reflect (1) a market rate of return to EOTT consistent with this Agreement on the sum of (a) the cost to convert Morgan's Point or the facility agreed to by the Parties as obtained in the New Agreement EPC Proposal plus any additional costs to convert, including but not limited to, direct costs, testing costs and feedstock costs related to testing, and (b) the termination amount that would have been due under Section 14 of this Agreement as of the New Agreement Effective Date less $[*****], and (2) commercially reasonable operating and maintenance costs for the facility as determined by an independent third party. The Parties to this Agreement recognize that the specific terms defining the Adjusted Conversion Fee are subject to further analysis; however, the Parties agree that the risks and rewards of the New Agreement shall be consistent with this Agreement. The Adjusted Conversion Fee will be paid by EGLI on terms consistent with this Agreement. Liquidated

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

damages for EOTT's failure to convert the New Feedstocks into New Products under the New Agreement will be calculated in a manner consistent with the provisions under this Agreement. The initial term of the New Agreement will be ten years from the New Agreement Effective Date.

         10.3. EOTT may satisfy its obligations under the New Agreement without actually converting Morgan's Point or any other facility.

         11. Conversion Fee and Terms of Payment.

         11.1. Conversion Fee. For each calendar quarter, EGLI shall pay to EOTT
(a) for each MTBE Equivalent Gallon of Products (other than By-Products) up to the applicable Minimum Quarterly Conversion delivered by EOTT hereunder and made available to EGLI, a fee equal to the applicable Conversion Fee and (b) for each MTBE Equivalent Gallon of Products (other than By-Products) in excess of the applicable Minimum Quarterly Conversion delivered by EOTT hereunder and made available to EGLI, a fee equal to the Excess Conversion Fee. Notwithstanding any other provision of this Agreement, no Conversion Fee, liquidated damages, termination amounts, or other consideration hereunder (except for supply of Feedstocks in accordance with Section 5.2) shall be due to EOTT with respect to By-Products.

         11.2. Unavailability of Feedstocks. During any calendar quarter, if (a) EGLI does not request conversion of Feedstocks into Products (other than By-Products) in an amount at least equal to the applicable Minimum Quarterly Conversion, (b) EGLI fails to deliver adequate quantities of Feedstocks in accordance with Section 5.1 for conversion into such Products in an amount at least equal to the applicable Minimum Quarterly Conversion for any reason, or
(c) EOTT cannot convert Feedstocks into such Products in an amount at least equal to the applicable Minimum Quarterly Conversion as a result of EGLI's failure to accept such Products in accordance with Section 6.2, EGLI shall nevertheless be required to pay to EOTT for such calendar quarter the Conversion Fee for an amount of such Products equal to the applicable Minimum Quarterly Conversion. The matters described in clauses (a) through (c) shall not constitute "Event of Default" hereunder, and timely payment of such amount shall be EOTT's sole and exclusive remedy with respect thereto.

         11.3. Liquidated Damages for Failure to Convert. For any calendar quarter, to the extent EGLI requests conversion of Feedstocks into Products (other than By-Products) and has made available sufficient Feedstocks in accordance with the terms of this Agreement, if EOTT fails, whether due to force majeure or otherwise, to convert Feedstocks and make available such Products, or otherwise make available such Products in accordance with Section 7.5(d), EOTT shall pay to EGLI liquidated damages calculated as follows for the amount of such Products not made available up to the Minimum Quarterly Conversion (such

Products not made available during such calendar quarter up to the Minimum Quarterly Conversion being the "Deficiency"):

        Liquidated Damagesq   =  Dq x  [MTBEMPq - ((SIGMA)(YFf x FSMPfq) + CFq)]

        Where:

        Dq                    =  Deficiency in MTBE Equivalent Gallons during
                                 calendar quarter q (expressed in gallons)

        MTBEMPq               =  MTBE Market Price for calendar quarter q
                                 (expressed in $ per gallon)

        (SIGMA)(YFf x FSMPfq) =  The sum of the products of YFf and FSMPfq for the Feedstocks normal butane and methanol for calendar quarter q

        YFf                   =  The Yield Factor for Feedstock f (expressed in
                                 gallons per gallon)

        FSMPfq                =  The Feedstock Market Price for Feedstock f
                                 during calendar quarter q (expressed in $ per gallon)

        CFq                   =  The Conversion Fee applicable to calendar
                                 quarter q (expressed in $ per gallon)

        (For purposes of illustration only, a sample calculation is provided on Schedule D attached hereto.)

         Except as otherwise provided in Section 13.1(v), any such failure shall not itself constitute an "Event of Default" hereunder, and timely payment of such amount shall be EGLI's sole and exclusive remedy with respect to thereto. To the extent EOTT fails to provide to EGLI all available By-Products resulting from the conversion of Feedstocks into Products under this Agreement, EOTT shall pay to EGLI actual damages.

         11.4. Invoices and Payments.

         (a) For each calendar month during the Term of this Agreement, no later than the 15th day of the calendar month immediately following such calendar month, EOTT shall provide to EGLI an invoice for Conversion Fees in an amount equal to the product of the applicable Conversion Fee and 1/3rd of the applicable Minimum Quarterly Conversion. No later than 5 days after receipt of such invoice, EGLI shall pay the amount set forth on such invoice.

         (b) For each calendar quarter during the Term of this Agreement, no later than the 15th day of the calendar month immediately following such calendar quarter, each Party shall provide the other Party, if necessary, with an invoice setting forth, as appropriate,

             (i) the applicable Conversion Fee payable by EGLI for all Products actually delivered and made available at each Delivery Point owed under Section 11.1(a), or otherwise payable under Section 11.2, during the previous calendar quarter for which payment has not already been invoiced and made pursuant to paragraph (a) above (or if the amounts paid under paragraph (a) above exceed the amounts owed under Section 11.1(a) and 11.2, the refund owed by EOTT);

             (ii) the amount payable by EGLI, if any, with respect to the Excess Conversion Fees in accordance with Section 11.1(b);

             (iii) the amount payable by EOTT, if any, for agreed upon
                   reductions in Conversion Fees for Non-Conforming Products in accordance with Section 9;

             (iv) any reimbursement owed by either Party for the costs of the independent inspector in accordance with Section 8 or for taxes in accordance with Section 19;

             (v) the amount payable by either Party, if any, in accordance with Section 5.3;

             (vi) the liquidated damages payments, if any, payable by either Party in accordance with Sections 9 and 11.3; and

             (vii) the amount payable by EGLI, if any, with respect to the EOTT
                   Excess Fee in accordance with Section 12.

         No later than 5 days after receipt of a Party's invoice, the receiving Party shall pay the amount set forth on such invoice.

         (c) Each Party shall provide the other Party from time to time, if necessary, with an invoice setting forth any other amounts payable under this Agreement not discussed in paragraphs (a) or (b) above. Such payments shall be due as set forth in this Agreement, but if any due date is not set forth in this Agreement, then not later than 10 days after receipt of the invoice.

         (d) All payments due shall be made by wire transfer in immediately available United States funds to the applicable payment address and account specified by the payee. If any payment is due on a date other than a business day, the payment shall be due on the following business day.

         (e) In the event of any dispute as to any portion of an invoice, the Party disputing the invoice shall pay the undisputed amounts in full at the time such payment should be made in accordance with this Agreement and shall notify the other Party of the portion of the invoice in dispute, in which case the Parties shall discuss the invoice within 5 days in an attempt to resolve the dispute, but if such discussion does not resolve the dispute then the provisions of Section 20.2 shall apply. The resolution of the disputed amount shall include interest at the Interest Rate.

         (f) Any payments not made when due shall bear interest, from the date such payment is due until paid in full, at the Interest Rate.

         11.5. Netting and Setoff. If the Parties are each required to pay any amount on the same day or in the same month, then such amounts with respect to each Party shall be aggregated and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed. Each Party reserves to itself all rights, setoffs, counterclaims, combination of accounts, liens, and other remedies and defenses which such Party has or may be entitled to (whether by operation of law or otherwise). The obligations to make payments under this Agreement may be offset against each other, set off, or recouped therefrom.

         11.6. Credit Support. If at any time the EOTT Guarantor has an Unacceptable EOTT Credit Rating or no Credit Rating, then within 5 days after the occurrence of such circumstance and as long as such circumstance shall exist, at EGLI's request, EOTT shall cause to be issued and maintained for the benefit of EGLI an irrevocable letter of credit in an amount reasonably requested by EGLI not to exceed $[*****], having an effective period of one year, issued by a bank reasonably acceptable to EGLI, and otherwise having terms and conditions reasonably acceptable to EGLI. The letter of credit may be drawn upon by EGLI if EOTT fails to pay any amount owed to EGLI hereunder. In the event the letter of credit is drawn to satisfy any of EOTT's obligations, EOTT shall promptly, but in no event more than 5 days following the date that the letter of credit is drawn, restore the letter of credit to its original amount. The letter of credit may be drawn upon in part or in full by EGLI if EOTT fails to maintain the letter of credit as required or EOTT fails to renew the letter of credit at least 20 days prior to its expiration, in which case EGLI may hold the proceeds thereof for application from time to time for the obligations of EOTT under this Agreement until the letter of credit is restored, in each case without limiting EOTT's obligation to maintain the letter of credit as required or any Event of Default applicable thereto.

         If at any time the EGLI Guarantor has an Unacceptable EGLI Credit Rating or no Credit Rating, then within 5 days after the occurrence of such circumstance and as long as such circumstance shall exist, at EOTT's request, EGLI shall cause to be issued and maintained for the benefit of EOTT an irrevocable letter of credit in an amount reasonably requested by EOTT not to exceed $[*****], having an effective period of one year, issued by bank reasonably acceptable to EOTT, and otherwise having terms and conditions reasonably acceptable to EOTT. The letter of credit may be drawn upon by EOTT if EGLI fails to pay any amount owed to EOTT hereunder. In the event the letter of credit is drawn to satisfy any of EGLI's obligations, EGLI shall promptly, but in no event more than 5 days following the date that the letter of credit is drawn, restore the letter of credit to its original amount. The letter of credit may be drawn upon in part or in full by EOTT if EGLI fails to maintain the letter of credit as required or EGLI fails to renew the letter of credit at least 20 days prior to its expiration, in which case EOTT may hold the proceeds thereof for application from time to time for the obligations of EGLI under this Agreement until the letter of credit is restored, in each case without limiting EGLI's obligation to maintain the letter of credit as required or any Event of Default applicable thereto.

12. Excess Products Delivery. For any calendar quarter during each Excess Production Period, if EOTT delivers and makes available to EGLI Products (other than By-Products) in excess of the applicable Minimum Quarterly Conversion ("Excess Products"), EGLI shall, within

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

15 days after each calendar quarter, calculate an amount ("Excess Fee") determined by the following formula:

      Excess Feeq           = EPq x  [MTBEMPq - (ECFq + ((SIGMA)(YFf x FSMPfq))]

      Where:

      EPq                   = The Excess Products in MTBE Equivalent Gallons for
                              calendar quarter q (expressed in gallons)

      MTBEMPq               = The MTBE Market Price for calendar quarter q
                              (expressed in $ per gallon)

      ECFq                  = The Excess Conversion Fee for calendar quarter q
                              (expressed in $ per gallon)

      (SIGMA)(YFf x FSMPfq) = The sum of the products of YFf and FSMPfq for the
                              Feedstocks normal butane and methanol for calendar quarter q

      YFf                   = The Yield Factor for Feedstock f (expressed in
                              gallons per gallon)

      FSMPfq                = The Feedstock Market Price for Feedstock f during
                              calendar quarter q (expressed in $ per gallon)

      (For purposes of illustration only, a sample calculation is provided on Schedule D attached hereto.)

                  The positive Excess Fee, if any, for each calendar quarter shall be allocated among EOTT ("EOTT Excess Fee") and EGLI in accordance with this Section, and EGLI shall pay to EOTT the EOTT Excess Fee as so allocated at the end of each calendar quarter. For any calendar quarter during each Excess Production Period: (a) EOTT shall be allocated 90% of any Excess Fee until the cumulative EOTT Excess Fee for such Excess Production Period is equal to $2,500,000; (b) thereafter, for additional Excess Fees, EOTT shall be allocated 50% of any Excess Fee until the cumulative EOTT Excess Fee for such Excess Production Period is equal to $5,000,000; and (c) thereafter, for additional Excess Fees, EOTT shall be allocated 25% of any Excess Fee. In no event shall any negative Excess Fee be allocated to EOTT.

13. Events of Default, Remedies and Limitation of Liability.

         13.1. Events of Default. An event of default ("Event of Default") with respect to a Party (the "Defaulting Party") shall mean any of the following: (i) the failure of Defaulting Party to pay when due any required payment under this Agreement and such failure is not remedied within 5 days after written notice thereof; (ii) the failure of the Defaulting Party to comply with its other respective obligations under this Agreement and such failure continues uncured for 30 days after written notice thereof; (iii) the Defaulting Party shall be subject to a Bankruptcy Proceeding; (iv) any representation or warranty made by a Party under this Agreement shall prove to be untrue or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) with respect to EOTT, and provided Feedstocks are provided in accordance with this Agreement, EOTT's failure to deliver or delivery of non-conforming Products that have been requested by EGLI in accordance with this Agreement in an amount exceeding 50% of the applicable Minimum Quarterly Conversion during any 4 out of 8 consecutive calendar quarters during the first two Contract Years, or 50% of the applicable Minimum Quarterly Conversion during any 2 out of 4 consecutive calendar quarters thereafter, in each case for reasons other than force majeure; (vi) with respect to EOTT, the EOTT Guarantor shall give notice to revoke or revoke the EOTT Guaranty or challenge the EOTT Guaranty, the EOTT Guaranty shall cease to be in full force and effect, the EOTT Guarantor shall breach its obligations under the EOTT Guaranty, the EOTT Guarantor shall be subject to a Bankruptcy Proceeding, or any representation or warranty made by the EOTT Guarantor in the EOTT Guaranty shall prove to be untrue or misleading in any material respect when made or repeated or deemed to have been made or repeated; (vii) with respect to EGLI, the EGLI Guarantor shall give notice to revoke or revoke the EGLI Guaranty or challenge the EGLI Guaranty, the EGLI Guaranty shall cease to be in full force and effect, the EGLI Guarantor shall breach its obligations under the EGLI Guaranty, the EGLI Guarantor shall be subject to a Bankruptcy Proceeding, or any representation or warranty made by the EGLI Guarantor in the EGLI Guaranty shall prove to be untrue or misleading in any material respect when made or repeated or deemed to have been made or repeated; (viii) with respect to EOTT, any default, event of default, termination event, or other similar condition or event (however described) shall occur or exist under any other Transaction Agreement with respect to EOTT or the EOTT Guarantor provided that any applicable grace or cure periods have expired; or (ix) with respect to EGLI, any default, event of default, termination event, or other similar condition or event (however described) shall occur or exist under any other Transaction Agreement with respect to EGLI or the EGLI Guarantor provided that any applicable grace or cure periods have expired.

         Upon the occurrence and during the continuation of an Event of Default as to the Defaulting Party, the other Party (the "Non-Defaulting Party") may, in its sole discretion, (a) accelerate and liquidate the Parties' respective obligations under this Agreement by establishing, and notifying the Defaulting Party of, an early termination date (which shall be no earlier than the date of such notice and no later than 90 days after the date of such notice) on which this Agreement shall terminate ("Early Termination Date"), (b) withhold any payments due to the Defaulting Party until such Event of Default is cured, or
(c) set off against any amounts due to the Defaulting Party any or all amounts which the Defaulting Party owes to the Non-Defaulting Party (without prejudice and in addition to any right of setoff, combination of accounts, lien, or other right to which the Non-Defaulting Party is at any time otherwise entitled (whether by operation of law, contract, or otherwise)). If notice of an Early Termination Date is given under this Section 13.1, the Early Termination Date will occur on the designated date, whether or not the relevant Event(s) of Default is then continuing. Any rights of a Non-Defaulting Party under this
Section 13.1 shall be in addition to such Non-Defaulting Party's other rights under this Agreement, at law or in equity.

         13.2. Early Termination Amount.

         (a) If an Early Termination Date is established, and the Defaulting Party is EOTT, EGLI shall in good faith calculate its Gains, Losses, and Costs resulting from the termination of this Agreement, and then notify EOTT of the net amount owed or owing, not to exceed an amount owed by EOTT equal to the amount calculated in accordance with Schedule F attached hereto for the calendar quarter in which this Agreement terminates pursuant to this Section 13.2 (the "EOTT Payment Limit"). In determining Gains and Losses for such purpose, EGLI shall (i) use published forward price curves for the market price of Products and Feedstocks to the extent available, and, to the extent published forward price curves are not available, forward price curves for the market price of Products and Feedstocks as developed by an independent third party which has experience in evaluating forward price curves for Feedstocks and Products, mutually agreed to by the Parties, and (ii) determine the present value of any future amounts using a discount rate of 14%. If EGLI's aggregate Losses and Costs exceed its aggregate Gains, EOTT shall, within five (5) days of its receipt of such notice, pay the net amount to EGLI, subject to the EOTT Payment Limit. If EGLI's aggregate Gains exceed its aggregate Losses and Costs resulting from such early termination, EOTT shall have no payment obligation under this Section.

         (b) If an Early Termination Date is established, and the Defaulting Party is EGLI, EOTT shall in good faith calculate its Gains, Losses, and Costs resulting from the termination of this Agreement, and then notify EGLI of the net amount owed or owing, not to exceed an amount owed by EGLI equal to the present value of a payment stream equal to the applicable Minimum Quarterly Conversion multiplied by the Conversion Fee at the time of the determination for each of the calendar quarters which would have been remaining in the Term of this Agreement but for the establishment of an Early Termination Date (such present value amount being the "EGLI Payment Limit"). In determining Gains and Losses for such purpose, EOTT shall determine the present value of any future amounts using a discount rate of 14% and such Losses shall exclude any amounts related to the permanent shut down of the facilities or termination of long-term contracts EOTT has used to convert Products hereunder, but shall include $[*****] for general damages. If EOTT's aggregate Losses and Costs exceed its aggregate Gains, EGLI shall, within five (5) days of its receipt of such notice, pay the net amount to EOTT, subject to the EGLI Payment Limit, unless EGLI then elects to voluntarily terminate this Agreement in accordance with Section 14, in which case the provisions of Section 14 shall control. If EOTT's aggregate Gains exceed its aggregate Losses and Costs resulting from such early termination, EGLI shall have no payment obligation under this Section.

         (c) In either case, the Non-Defaulting Party shall determine its Gains, Losses, and Costs as of the Early Termination Date, or, if that is not possible, at the earliest date thereafter that is reasonably possible.

         13.3. Damages Stipulation. Each Party stipulates that the payment obligations set forth in this Agreement, including in Sections 9, 11.2, 11.3, and 13.2, for the damages incurred are a reasonable approximation of the anticipated harm or loss and acknowledges the difficulty of


-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

estimation or calculation of actual damages, and each Party hereby waives the right to contest such payments as unenforceable, an unreasonable penalty, or otherwise.

         13.4. Expenses. The Defaulting Party will, on demand, reimburse, indemnify, and hold harmless the Non-Defaulting Party for and against all reasonable out-of-pocket expenses, including Legal Costs, incurred by the Non-Defaulting Party in the enforcement and protection of its rights under this Agreement by reason of an Event of Default, including costs of collection.

         13.5. Limitation of Liability. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT INCLUDING IN SECTIONS 9, 11.2, 11.3, AND 13.2, SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS HEREIN PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE LIABLE PARTY'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED UNLESS OTHERWISE PROVIDED IN THIS AGREEMENT. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE LIABLE PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. EXCEPT TO THE EXTENT SET FORTH IN AN EXPRESS REMEDY OR MEASURE OF DAMAGES, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR BUSINESS INTERRUPTION DAMAGES, WHETHER BY STATUTE, IN TORT OR IN CONTRACT, UNDER OR RELATED TO THIS AGREEMENT, INCLUDING UNDER ANY INDEMNITY PROVISION OR OTHERWISE.

14. Voluntary Termination. At any time beginning after the end of the third Contract Year, upon written notice to EOTT given at any time before a New Agreement has become effective, EGLI may voluntarily terminate this Agreement under this paragraph beginning on a date selected by EGLI that is 90 days or more after such notice is given. At any time when an Early Termination Date is established and the Defaulting Party is EGLI, upon written notice to EOTT given at any time before a New Agreement has become effective, EGLI may voluntarily terminate this Agreement under this paragraph on such Early Termination Date. Upon termination pursuant to this paragraph, EGLI shall pay to EOTT an amount equal to the amount listed on Schedule E attached hereto for the calendar quarter in which this Agreement terminates pursuant to this paragraph.

15. Force Majeure. Except to the extent provided in Section 13.1(v), force majeure or shutdown of any facilities shall not be an excuse for either Party's obligations hereunder or any Event of Default hereunder, and each Party hereby irrevocably waives any right to claim excuse hereunder for the same.

16. Indemnity.

         16.1. EOTT shall indemnify, defend, and hold harmless EGLI from and against any and all losses, claims, demands, penalties, liability, suits, damages, judgments, costs, or expenses (including costs of defense, settlement, and reasonable attorney's fees) arising out of or related to (a) Any injury or death of persons or damage to property caused by or happening in connection with EOTT's storage or conversion operations hereunder unless and to the extent that the same is caused by EGLI's gross negligence or willful misconduct; (b) infringement or claimed infringement of U.S. patents by virtue of the methods or processes employed by EOTT's conversion of EGLI's Feedstocks or employed by third parties for the production of Products for supply to EGLI (c) any claims whatsoever by any third party (including without limitation, any governmental agency or instrumentality) arising out of, related to, or in connection with any acts or omissions of EOTT regarding the operation of Morgan's Point and in particular (i) any corrective action required to be taken pursuant to the Resource Conservation and Recovery Act or the state equivalent to address any release of any contaminating or hazardous substance; (ii) the cost of removing from the Morgan's Point any waste material; and (iii) any contamination or alleged contamination of air, water, subsurface water, or soils caused by operation of the Morgan's Point or the production of Products.

         16.2. EOTT, its successors and assigns hereby waive and release and agree not to make any claim against or seek recovery from EGLI including any recovery claim under CERCLA or any state or local equivalent against EGLI for the deficiencies against which EOTT has agreed to indemnify EGLI herein.

17. Insurance. EOTT shall obtain and maintain in full force and effect property, liability, and business interruption insurance in amounts adequate to insure against any loss or damage associated with its control and possession of the Feedstocks, goods-in-process resulting therefrom, and Products, including damage to property, injury and/or death to persons, contractual liabilities for indemnities under this Agreement, and environmental liabilities. Such insurance policies shall (a) provide that such insurance shall not be canceled by the insurance carrier unless 30 days prior notice has been given to EGLI, (b) be primary and non-contributory to any insurance maintained by EGLI, (c) be endorsed to name EGLI as an additional insured and to waive all rights of subrogation against EGLI, and (d) be issued by insurance companies reasonably satisfactory to EGLI. Without creating any obligation or right of EGLI, the EGLI Guarantor, or another party to provide the required insurance for EOTT, and without limiting EOTT's obligation with respect to the required insurance hereunder, this requirement may be satisfied to the extent a third party provides such insurance on behalf of EOTT at EOTT's cost.

18. Audit Rights. Each Party (and its representatives) has the right, at its sole expense during normal working hours and upon reasonable advance notice, to examine the records of the other Party, but only to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party inventory and conversion reports and statements for the two-year period preceding the audit date evidencing the quantities of Feedstocks or Products delivered or received at the Delivery Point(s). If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statements and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two years from the rendition thereof; and provided further, that for the purpose of such statement and payment objections, this Section will survive any termination of this Agreement.

19. Taxes. Each Party shall be responsible for taxes imposed on its revenues and profits from its activities hereunder and each Party's ownership, if any, of the Feedstocks, goods-in-process resulting therefrom, Products, and the property it owns, including Morgan's Point.

20. Miscellaneous.

         20.1. Assignment. The rights and obligations of either Party under this Agreement may be assigned and delegated only with the prior written consent of the other Party. No delegation of obligations hereunder shall be effective unless the entity assuming the obligations agrees in writing to be bound by the terms and conditions hereof. Notwithstanding the foregoing, (a) the rights and obligations of EGLI under this Agreement may be assigned and delegated to any subsidiary, affiliate, or entity directly or indirectly controlled by or under the direction or management of, or formed for the purposes of a financing transaction by, a subsidiary or affiliate of Enron Corp. or to any entity purchasing all or substantially all of the assets of EGLI, in each case without the prior written consent of EOTT, provided, however, that the obligations of EGLI shall be not be released unless the entity assuming the obligations has the same financial capacity to perform under this Agreement or such assignee provides a guaranty by a financially responsible party upon substantially the same terms and conditions as the EGLI Guaranty, and (b) the rights and obligations of EOTT under this Agreement may be assigned and delegated to any wholly owned subsidiary of EOTT or the EOTT Guarantor, in each case without the prior written consent of EGLI. All covenants, terms, conditions, and provisions of this Agreement shall be binding upon the Parties hereto and shall extend to and be binding upon the successors and permitted assigns of the Parties hereto. Without limiting the foregoing, EGLI may have EOTT convert Feedstocks owned by third parties into Products for such third parties pursuant to EGLI's rights under this Agreement.

         20.2. Arbitration. ANY AND ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY QUESTION REGARDING ITS EXISTENCE, VALIDITY, OR TERMINATION, SHALL BE RESOLVED BY BINDING ARBITRATION GOVERNED BY THE FEDERAL ARBITRATION ACT AND CONDUCTED IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION COMMERCIAL ARBITRATION RULES ("RULES"), WHICH RULES ARE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS CLAUSE. THE NUMBER OF ARBITRATORS SHALL BE THREE, EACH PARTY HAVING THE RIGHT TO APPOINT ONE ARBITRATOR, WHO SHALL TOGETHER APPOINT A THIRD NEUTRAL ARBITRATOR WITH AT LEAST FIVE YEARS EXPERIENCE IN THE INDUSTRY WITHIN 30 DAYS IN ACCORDANCE WITH THE RULES. THE LOCATION OF ARBITRATION HEARINGS SHALL ALTERNATE BETWEEN THE OFFICES OF EGLI AND EOTT, THE FIRST BEING HELD AT EOTT'S OFFICES. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT OF APPEAL TO ANY COURT. THERE WILL BE NO WRITTEN TRANSCRIPT OR RECORD OF THE ARBITRATION PROCEEDING. THE

ARBITRATORS WILL ONLY MAKE THEIR AWARD AND WILL NOT RENDER A WRITTEN OPINION EXPLAINING THEIR AWARD. IT IS EXPRESSLY AGREED THAT THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD ATTORNEY'S FEES (EXCEPT FOR LEGAL COSTS EXPRESSLY PROVIDED FOR HEREIN), OR CONSEQUENTIAL, SPECIAL, INDIRECT, TREBLE, EXEMPLARY OR PUNITIVE DAMAGES OF ANY TYPE, THE PARTIES HEREBY WAIVING THEIR RIGHTS, IF ANY, TO RECOVER ATTORNEY'S FEES (EXCEPT FOR LEGAL COSTS EXPRESSLY PROVIDED FOR HEREIN) AND CONSEQUENTIAL, SPECIAL, INDIRECT, TREBLE, EXEMPLARY AND PUNITIVE DAMAGES WITH RESPECT TO THIS AGREEMENT. ALL OF THE ARBITRATORS' ORDERS AND DECISIONS MAY BE ENFORCEABLE IN, AND JUDGMENT UPON ANY AWARD RENDERED IN THE ARBITRATION PROCEEDING MAY BE CONFIRMED AND ENTERED BY ANY COURT HAVING PROPER JURISDICTION. THE PARTIES AGREE THAT ALL ARBITRATION PROCEEDINGS CONDUCTED HEREUNDER AND THE DECISION OF THE ARBITRATORS SHALL BE KEPT CONFIDENTIAL AND NOT DISCLOSED, EXCEPT TO A PARTY'S AFFILIATES, ACCOUNTANTS, AND LAWYERS.

         20.3. Choice of Law. This Agreement shall be governed by, and construed, enforced, and performed in accordance with Texas law without regard to its principles on conflicts of law which would select another law.

         20.4. Notices. All notices, requests, statements, or payments under this Agreement shall be made to the addresses specified set forth below. Unless expressly provided otherwise, notices shall be in writing and delivered by letter, facsimile, or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after the close of the Business Day, in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or overnight courier shall be deemed to have been received one Business Day after it was sent. A Party may change its address by providing notice thereof in accordance with this Section.

         If to EGLI:

                  Enron Gas Liquids, Inc.
                  Attention: Operations Manager
                  1400 Smith Street
                  Houston, Texas 77002
                  Phone: 713.853.6461
                  Fax: 713.853.9169

                  With a copy to:

                  Enron Global Markets LLC
                  Attention:  Vice President & General Counsel
                  1400 Smith Street
                  Houston, Texas 77002
                  Fax:  713.646.3490

         If to EOTT:

                  EOTT Energy Liquids, L.P.
                  Attention:        Vice President & General Counsel
                  If by courier:    2000 W. Sam Houston Parkway S., Suite 400
                                    Houston, Texas 77042
                  If by mail:       P.O. Box 4666
                                    Houston, Texas 77210-4666
                  Phone:            713.993.5027
                  Fax:              713.993.5813

         20.5. Entire Agreement; Amendments; Interpretation. This Agreement including the Schedules hereto constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement and supersedes any prior or contemporaneous agreements or representations affecting the same subject matter. No amendment, modification, or change to this Agreement shall be enforceable unless reduced to a writing executed by the Party against whom such amendment, modification, or change is sought to be enforced. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be used in interpretation of this Agreement.

         20.6. Counterparts; Severability; Survival. This Agreement may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument. Except as may otherwise be stated herein, any provision or Section hereof that is declared or rendered unlawful by any applicable court of law or regulatory agency, or deemed unlawful because of a statutory change, will not otherwise affect the lawful obligations that arise under this Agreement. If any provision of this Agreement is declared unlawful, the Parties will promptly renegotiate to restore this Agreement as near as possible to its original intent and effect. All indemnities and audit rights shall survive the termination of this Agreement in full for a period of two years.

         20.7. Non-Waiver; Duty to Mitigate; No Partnership or Third Party Beneficiaries. No waiver by any Party of any of its rights with respect to the other Party or with respect to any matter or default arising in connection with this Agreement shall be construed as a waiver of any subsequent right, matter, or default whether of a like kind or different nature. Any waiver shall be in writing signed by the waiving Party. Each Party agrees that it has a duty to mitigate damages. Nothing contained in this Agreement shall be construed or constitute any Party as the employee, agent, partner, joint venturer, or contractor of any other Party. This Agreement is made and entered into for the sole protection and legal benefit of the Parties, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.



                     [remainder of page intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by a duly authorized representative as of the day and year first above written.


                                     ENRON GAS LIQUIDS, INC.


                                     By: /s/ JOHN NOWLAN
                                         ---------------------------------------
                                     Name:   John Nowlan
                                           -------------------------------------
                                     Title:  Vice President
                                            ------------------------------------


                                     EOTT ENERGY LIQUIDS, L.P.

                                     By: EOTT ENERGY GENERAL PARTNER, L.L.C.,
                                     its General Partner


                                     By: /s/ DANA R. GIBBS
                                        ----------------------------------------
                                     Name:   Dana R. Gibbs
                                          --------------------------------------
                                     Title:  President & COO
                                           -------------------------------------

                                   Schedule A
                            Feedstocks Specifications

                         METHANOL QUALITY SPECIFICATIONS

FORMULA: CH3  OH            MOL. WT.: 32.04


FORM: Liquid

                                                                            Test Method
                                                                            -----------
Suspended Solids       Free from suspended matter

Appearance             Clear, colorless, liquid                                 (1)

Odor                   No foreign odor; characteristic                        D-1296

Methanol               99.90% by wt. Minimum                                    (2)

Distillation Range     1 degrees C. max., to include 64.6 +/- 0.1 degrees C
                       @ 760mm                                                D-1078

Specific Gravity       0.7892 maximum @ 25 degrees C                           E-346

Color                  5 APHA, maximum                                        D-1209

Acidity                0.003% by wt. Maximum; as acetic acid                  D-1613

Alkalinity             0.0003% by wt. Maximum; as ammonia                     D-1614

Acetone                0.003% by wt. Maximum                                  D-1612

Carbonizables          20 APHA, maximum                                        E-346

Hydrocarbons           Clear when diluted 1:2 with water, after 30 minutes     E-346

Non-Volatile Matter    0.001% by wt. Maximum                                  D-1353

Permanganate Time      50 minutes minimum (0.02% KMnO4 @ 15 degrees C)        D-1363

Water                  0.05% by wt. Maximum when shipped                       E-203

Metals                 1.0 ppm wt., maximum; as sodium, zinc, iron

----------
Notes:

(1) Visual

(2) By Difference

Note: These specifications define only a basic purity for this product. The product is to be free of any contaminants that might render the product unsuitable for use.

Note: For each nomination of Feedstocks, EGLI will designate the source of such Feedstocks.

Note: In the event the source of methanol changes, the Parties will cooperate to develop a new specifications and Yield Ratios for methanol.

                      NORMAL BUTANE QUALITY SPECIFICATIONS


                Product Characteristics                        Normal Butane   Test Method
------------------------------------------------------------   -------------   -----------
Composition:
Liquid Volume %
         Normal Butane, Min.                                       94.0%       ASTM D-2163
         Propane & Lighter, Max.                                    0.5%
         Isobutane, Max.                                            6.0%
         Pentanes, Max.                                             1.5%
         Hexanes & Heavier, Max.                                   0.05%
         Total Olefins, Max.                                        .35%
                  Isobutylene, Max.                                 .02%
                  Butadiene,& Other Diolefins, Max.                .002%
Vapor Pressure @ 100 Degrees F, Max.                              50 psig      ASTM D-1267
Volatile Residue:  Temp @ 95% Evaporation,  Degrees F, Max.
                                                                    +36        ASTM D-1837

Corrosion, Copper Strip, Max.                                       No. 1      ASTM D-1838
Free Water Content                                                  None
Total Oxygenates, ppm wt., Max.                                     20.0       UOP-845
         (Methanol, CO2, Heavy Alcohols, Ethers, Glycols)
                  Methanol, ppm wt., Max.                           20.0
                  IPA and Heavier Alcohols, ppm wt., Max.           5.0
                  MTBE and Other Ethers, ppm wt., Max.              2.0
                  Other Oxygenates, ppm wt., Max.                   5.0
Total Sulphur, ppm wt., Max.                                         90        ASTM D-2784
Fluorides, ppm wt., Max.                                            1.0          UOP-619
Fuel Bound Nitrogen, ppm wt., Max.                                  0.5        ASTM D-4629
Metals, ppb wt., Max.                                                15          UOP-834
                                                                                 UOP-906

----------
Note: These specifications define only a basic purity for this product. The product is to be free of any contaminants that might render the product unsuitable for isomerization.

                       NATURAL GAS QUALITY SPECIFICATIONS


1. Total heating value of not less than nine hundred fifty (950) British Thermal Units per cubic foot; nor more than eleven hundred fifty (1,150) British Thermal Units per cubic foot.

2. Commercially free of all dust, hydrocarbon liquids, water, suspended matter, all gums and gum forming constituents and any other objectionable substances.

3.   Contain no more than twenty (20) grains of total sulfur, nor more than one
     (1) grain of hydrocarbon sulfide per one hundred (100) standard cubic feet.

4. Have a temperature of not more than one hundred twenty degrees Fahrenheit (120 F) or less than forty degrees Fahrenheit (40 F).

5. Not contain more than seven (7) pounds of entrained water vapor per million cubic feet.

                     ISOBUTANE RETURN STREAM SPECIFICATIONS

           Component                   Concentration Limits                    Test Method
           ---------                   --------------------                    -----------
Isobutane                                    No Limit             Wasson ECE G.C. Application
Isobutylene                                  No Limit             Wasson ECE G.C. Application
Other C4 Olefins                       3.5 wt. % (maximum)        Wasson ECE G.C. Application
Normal Butane                          4.0 wt. % (maximum)        Wasson ECE G.C. Application
C3 and Lighter                         9.0 wt. % (maximum)        Wasson ECE G.C. Application
C5 and Heavier                         1.0 wt. % (maximum)        Wasson ECE G.C. Application
Butadiene                              0.5 wt. % (maximum)        Wasson ECE G.C. Application
Oxidex Oxygenates                     100 wt. ppm (maximum)       Wasson ECE G.C. Application
Free Water                                     None               Visual Check
Nitrogen Compounds                    3.5 wt. NIL (Proposed)      ASTM D4629-71
Halides                               1.0 wt. ppm (maximum)       UOP 779-77
Aluminum                              1.5 wt. ppm (maximum)       IP 377
Sodium                                1.0 wt. ppm (maximum)       UOP 249
Sulfur Compounds                      3.0 wt. ppm (maximum)       ASTM D-3246
Mercury                               20.0 wt. ppb (maximum)      UOP 391-81
Arsenic                               1.0 wt. ppb (maximum)       UOP 391-81
Lead                                  20.0 wt. ppb (maximum)      UOP 391-81
Iron                                  0.5 wt. ppb (maximum)       UOP 391-81
Copper                                1.0 wt. ppb (maximum)       UOP 391-81
Corrosion, Copper Strip                     No. 1 max             ASTM D-1638
Nitriles                               0 wt. Ppm (maximum)        ASTM D-4629

                                   Schedule B
                             Products Specifications
                           MTBE QUALITY SPECIFICATIONS

    Product Characteristics            MTBE             Test Method
    -----------------------            ----             -----------

MTBE - Minimum                      95.0 wt. %        EGP Fuels/EOTT
Methanol - Maximum                   .5 wt. %         EGP Fuels/EOTT
Water - Maximum                     0.15 wt. %           GC Method
Other                                   *                GC Method
RVP, PSIA - Maximum                     9             ASTM D-5191-96
Sulfur - Maximum                      10 ppm

Contaminants - The product shall be free of dirt, scale, rust and all other types of solid contaminants.

* The balance of the composition of the MTBE shall consist of small quantities of various Olefins, Hydro Carbons and other Oxygenates directly associated with the manufacturing process and suitable for gasoline blending.

                     ISOBUTYLENE MIX QUALITY SPECIFICATIONS


        Component                     Concentration Limits            Typical              Test Method
        ---------                     --------------------            -------              -----------

Isobutane                                    No Limit                49.0 wt. %      Wasson ECE G.C. Application
Isobutylene                            39.2 wt. % (minimum)          43.8 wt. %      Wasson ECE G.C. Application
Other C4 Olefins                       2.28 wt. % (maximum)          1.39 wt. %      Wasson ECE G.C. Application
Normal Butane                          2.54 wt. % (maximum)           1.4 wt. %      Wasson ECE G.C. Application
C3 and Lighter                         4.5 wt. % (maximum)            4.2 wt. %      Wasson ECE G.C. Application
C5 and Heavier                         0.6 wt. % (maximum)           0.02 wt. %      Wasson ECE G.C. Application
Butadiene                              0.28 wt. % (maximum)          0.07 wt. %      Wasson ECE G.C. Application
Oxidex Oxygenates                     50.0 wt. Ppm (maximum)         0.0 wt. Ppm     Wasson ECE G.C. Application
Free Water                                     None                     None         Visual Check
Nitrogen Compounds                    2.24 wt. Ppm (maximum)        <1.0 wt. Ppm     ASTM D4629-71
Halides                               0.6 wt. ppm (maximum)         <0.1 wt. Ppm     UOP 779-77
Aluminum                              1.0 wt. ppm (maximum)          0.0 wt. Ppm     IP 377
Sodium                                0.6 wt. ppm (maximum)          0.0 wt. Ppm     UOP 249
Sulfur Compounds                      2.0 wt. ppm (maximum)         <1.0 wt. Ppm     ASTM D-3246
Mercury                               12.0 wt. ppb (maximum)         0.0 wt. Ppb     UOP 391-81
Arsenic                               1.0 wt. ppb (maximum)          0.0 wt. Ppb     UOP 391-81
Lead                                  12.0 wt. ppb (maximum)         0.0 wt. Ppb     UOP 391-81
Iron                                  0.3 wt. ppb (maximum)          0.0 wt. Ppm     UOP 391-81
Copper                                1.0 wt. ppb (maximum)          0.0 wt. Ppb     UOP 391-81
Corrosion, Copper Strip                     No. 1 max                    <1          ASTM D-1838
Nitriles                               0 wt. ppm (maximum)           0.0 wt. Ppm     ASTM D-4629

                         LPG MIX QUALITY SPECIFICATIONS


Composition, Liquid %



PRODUCT CHARACTERISTICS                     METHOD                     VALUE
-----------------------                     ------                     -----


PROPANE                                     ASTM D - 2163              90.0 MIN.

PROPYLENE                                                               5.0 MAX.

BUTANE & HEAVIER                                                        2.5  MAX.

SPECIFIC GRAVITY @ 60 F                     ASTM D - 1657             0.510 MAX.
                                                                      0.500 MIN

VAPOR PRESSURE @ 100 F, PSIG                ASTM D- 1267 - 84           208 MAX.

                        REGEN MIX QUALITY SPECIFICATIONS


PRODUCT CHARACTERISTICS                     METHOD                    VALUE
-----------------------                     ------                    -----

1. COMPOSITION (LIQUID VOLUME):             GPA 2166

         CARBON DIOXIDE (MAX)                                         0.35%
         METHANE (MAX.)                                               1.50%
         AROMATICS (MAX.)                                             10.0%
         OLEFINS (MAX.)                                                  1%

2. HALIDES (WT. % MAX.)                     UOP 619                    1.0 PPM

3. VAPOR PRESSURE @ 100 F                   ASTM D-1267                600
     PSIG (MAX.)

4. CORROSIVENESS                            ASTM D-1838
         COPPER STRIP @ 100 F                                         NO. 1

5. VOLATILE SULFUR                          ASTM D-2784               NILL

                         PP MIX QUALITY SPECIFICATIONS


PRODUCT CHARACTERISTICS                     AVG.              MIN.              MAX.
-----------------------                     ----              ----              ----

METHANE                                     0.16              0.00              0.60

ETHANE                                      2.47              1.36              3.31

PROPANE                                     0.07              0.00              0.11

PROPENE                                    22.50             14.89             25.27

ISO-BUTANE                                  4.61              0.00             26.77

ISO-BUTENE                                  0.01              0.00              0.06

DI-METHYL-ETHER                                             20,000 PPM        50,000 PPM


GROSS HEATING VALUE:

AVERAGE                    90,313 BTU.

MAXIMUM                    92,401 BTU.

MINIMUM                    92,096 BTU.

                                   Schedule C
                          Minimum Quarterly Conversions


         Calendar
         Quarter                    Minimum Quarterly Conversion
         Beginning:                 (in MTBE Equivalent Gallons)
         ---------                  ----------------------------

         2001 JUL.                            [*****]
         2001 OCT.                            [*****]
         2002 JAN.                            [*****]
         2002 APR.                            [*****]
         2002 JUL.                            [*****]
         2002 OCT.                            [*****]
         2003 JAN.                            [*****]
         2003 APR.                            [*****]
         2003 JUL.                            [*****]
         2003 OCT.                            [*****]
         2004 JAN.                            [*****]
         2004 APR.                            [*****]
         2004 JUL.                            [*****]
         2004 OCT.                            [*****]
         2005 JAN.                            [*****]
         2005 APR.                            [*****]
         2005 JUL.                            [*****]
         2005 OCT.                            [*****]
         2006 JAN.                            [*****]
         2006 APR.                            [*****]
         2006 JUL.                            [*****]
         2006 OCT.                            [*****]
         2007 JAN.                            [*****]
         2007 APR.                            [*****]
         2007 JUL.                            [*****]
         2007 OCT.                            [*****]
         2008 JAN.                            [*****]
         2008 APR.                            [*****]
         2008 JUL.                            [*****]
         2008 OCT.                            [*****]
         2009 JAN.                            [*****]
         2009 APR.                            [*****]
         2009 JUL.                            [*****]
         2009 OCT.                            [*****]
         2010 JAN.                            [*****]
         2010 APR.                            [*****]
         2010 JUL.                            [*****]
         2010 OCT.                            [*****]
         2011 JAN.                            [*****]
         2011 APR.                            [*****]

Notwithstanding the Minimum Quarterly Conversions listed above, if prior to September 30 of any Contract Year, EOTT and EGLI mutually agree to interchange the Minimum Quarterly Conversion for the second quarter of such Contract Year with the Minimum Quarterly Conversion of the third quarter of such Contract Year, such Minimum Quarterly Conversions shall be deemed changed for purposes of this Agreement.


-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   Schedule D
                              Example Calculations
               TOLLING CONVERSION AGREEMENT - CALCULATION EXHIBITS

Section 9:  Liquidated Damages for Non-Conforming Products

EOTT shall pay to EGLI:

    LDs for non-         Quantity of non-           MTBE market price for        Resale value for non-
conforming products  =   conforming product   x   calendar quarter ($/gallon) -  conforming products

EXAMPLE:

Assumptions:

         Quantity of non-conforming product = 2,000,000 gallons
         MTBE market price for calendar quarter q = $1.25/gallon
         Resale value = $2,000,000 = (2,000,000 gallons x $1.00/gallon)

Liquidated Damages:

    LDs for non-
conforming products  =   2,000,000      x    $1.25/gallon   -    $2,000,000


    LDs for non-
conforming products  =   $500,000

Section 11.3:  Liquidated Damage for Failure to Convert

EOTT shall pay to EGLI:


                Total Deficiencies in        [MTBE market price    (  (              Feedstock market price)         Applicable)]
Liquidated  =  MTBE Equivalent Gallons    x  [for calendar       - (E (Yield    x    for feedstock f during)    +    conversion)]
Damages        during calendar quarter q     [quarter ($/gallons)  (  (factor        calender quarter q    )              fee  )]


EXAMPLE:

Assumptions:

         Total Deficiencies in calendar quarter q = 5,000,000 gallons

         MTBE market price = $1.30/gallon

         E (Yield Factors x Feedstocks market prices) = $[*****]/gallon

         Conversion Fee = $[*****]/gallon

Liquidated Damages:

Liquidated
Damages   =    5,000,000   x  [$1.30 - ($[*****] + $[*****])]

Liquidated
Damages   =    5,000,000   x  $[*****]

Liquidated
Damages   =    $[*****]



-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.
                                      -2-

Section 12:  Excess Products Delivery

EGLI shall pay to EOTT its allocable share of the Excess Fee ("EOTT Excess
Fee"):


                  Excess products in         [MTBE market price     (  Excess        (  (              Feedstock market price))]
Excess      =  MTBE equivalent gallons    x  [for calendar       -  (conversion   +  (E (Yield    x    for feedstock f during))]
 Fee           for calendar quarter q        [quarter ($/gallons)   (   fee          (  (factor        calender quarter q    ))]


EXAMPLE:

Assumptions:

         Excess products = 5,000,000 gallons
         MTBE market price = $1.30/gallon
         E  (Yield Factors x Feedstocks market prices) = $[*****]/gallon

Excess Fee:

Excess
  Fee        =    5,000,000   x  [$1.30 - ($0.04 - $[*****])]

Excess
  Fee        =    5,000,000   x  $[*****]

Excess
  Fee        =    $[*******]


If no Excess Fee has yet been allocated for the Excess Production Period, the EOTT Excess Fee would be 90% of the Excess Fee, or $[*****] and EGLI would pay this amount to EOTT.


-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   Schedule E
                    Section 14 Voluntary Termination Amounts

Calendar
Quarter                              Voluntary
Beginning:                       Termination Amount
---------                        ------------------
2001 JUL.                             $[*****]
2001 OCT.                             $[*****]
2002 JAN                              $[*****]
2002 APR.                             $[*****]
2002 JUL.                             $[*****]
2002 OCT.                             $[*****]
2003 JAN                              $[*****]
2003 APR.                             $[*****]
2003 JUL.                             $[*****]
2003 OCT.                             $[*****]
2004 JAN                              $[*****]
2004 APR.                             $[*****]
2004 JUL.                             $[*****]
2004 OCT.                             $[*****]
2005 JAN                              $[*****]
2005 APR.                             $[*****]
2005 JUL.                             $[*****]
2005 OCT.                             $[*****]
2006 JAN                              $[*****]
2006 APR.                             $[*****]
2006 JUL.                             $[*****]
2006 OCT.                             $[*****]
2007 JAN                              $[*****]
2007 APR.                             $[*****]
2007 JUL.                             $[*****]
2007 OCT.                             $[*****]
2008 JAN                              $[*****]
2008 APR.                             $[*****]
2008 JUL.                             $[*****]
2008 OCT.                             $[*****]
2009 JAN                              $[*****]
2009 APR.                             $[*****]
2009 JUL.                             $[*****]
2009 OCT.                             $[*****]
2010 JAN                              $[*****]
2010 APR.                             $[*****]
2010 JUL.                             $[*****]
2010 OCT.                             $[*****]
2011 JAN                              $[*****]
2011 APR.                             $[*****]

-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                   Schedule F
                               EOTT Payment Limit

The EOTT Payment Limit shall be equal to the product of (a) the termination rate listed below for the calendar quarter during which the Early Termination Date occurs, and (b) the sum of the remaining Minimum Quarterly Conversions which EOTT would have been required to convert but for the establishment of an Early Termination Date (plus any unconverted volumes for the calendar quarter during which the Early Termination Date occurs).

Calendar
Quarter                              Termination Rate
Beginning:                   (in $ per MTBE Equivalent Gallon)
----------                   ---------------------------------
2001 JUL.                                  $[*****]
2001 OCT.                                  $[*****]
2002 JAN                                   $[*****]
2002 APR.                                  $[*****]
2002 JUL.                                  $[*****]
2002 OCT.                                  $[*****]
2003 JAN                                   $[*****]
2003 APR.                                  $[*****]
2003 JUL.                                  $[*****]
2003 OCT.                                  $[*****]
2004 JAN                                   $[*****]
2004 APR.                                  $[*****]
2004 JUL.                                  $[*****]
2004 OCT.                                  $[*****]
2005 JAN                                   $[*****]
2005 APR.                                  $[*****]
2005 JUL.                                  $[*****]
2005 OCT.                                  $[*****]
2006 JAN                                   $[*****]
2006 APR.                                  $[*****]
2006 JUL.                                  $[*****]
2006 OCT.                                  $[*****]
2007 JAN                                   $[*****]
2007 APR.                                  $[*****]
2007 JUL.                                  $[*****]
2007 OCT.                                  $[*****]
2008 JAN                                   $[*****]
2008 APR.                                  $[*****]
2008 JUL.                                  $[*****]
2008 OCT.                                  $[*****]
2009 JAN                                   $[*****]
2009 APR.                                  $[*****]
2009 JUL.                                  $[*****]
2009 OCT.                                  $[*****]
2010 JAN                                   $[*****]
2010 APR.                                  $[*****]
2010 JUL.                                  $[*****]
2010 OCT.                                  $[*****]
2011 JAN                                   $[*****]
2011 APR.                                  $[*****]


-------------
[*****] Indicates that material has been omitted and confidential treatment requested therefore. All such material has been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                      -2-